U.S. Securities and Exchange Commission
                           Washington, D.C.  20549

                                  Form 8-K
                                Current Report
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):   September 14, 2004
Commission file number 	0-26013

                MULTI-LINK TELECOMMUNICATIONS, INC.
               (Exact name of small business issuer
                    as specified in its charter)

	Colorado						84-1334687
(State or other jurisdiction of     (IRS Employer Identification No.)
incorporation or organization)

            4704 Harlan Street, Suite 420, Denver, CO 80212
               (Address of principal executive offices)

                           (303) 380 1641
                       (Issuer's telephone number)

                                Not Applicable
            (Former name, former address, and former fiscal year,
                    if changed since last report)



ITEM 4.		CHANGES IN REGISTRANT"S CERTIFYING ACCOUNTATNT

On September 14, 2004 Multi-Link Telecommunications, Inc. (the "Company") engaged James E. Scheifley & Associates P.C.as its principal accountant and independent auditor for the fiscal year ended September 31, 2002 and simultaneously dismissed Hein & Associates LLP its former accountant. The Board of Directors approved this decision in a meeting on September 14, 2004.

The report of Hein & Associates LLP for the fiscal years ended 2001 and 2000 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting policy.

During the Company's fiscal years ended 2001 and 2000 and subsequent interim periods through March 31, 2002 there were no disagreements with Hein & Associates LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope and procedure. Further, there were no reportable events during any of those periods.

The Company has requested Hein & Associates LLP to furnish it a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of the letter received by the Company from Hein & Associates LLP with respect to the Company's request has been attached and filed with this report as Exhibit 16.

During the fiscal years 2001 and 2000 and all subsequent periods the Company has not consulted James E. Scheifley & Associates P.C.
regarding any matter requiring disclosure in this form 8-K.

ITEM 7.	EXHIBITS

(c)	Exhibits.

	16	Letter from former certifying accountant, Hein & Associates
LLP.

                              SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


MULTI-LINK TELECOMMUNICATIONS, INC.
Date: September 14, 2004

By: /s/ David J. Cutler
    -----------------------------
	David J. Cutler,
Chief Executive Officer
Chief Financial Officer



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